Exhibit 12


ONCOR ELECTRIC DELIVERY COMPANY
RATIO OF EARNINGS TO FIXED CHARGES
MILLIONS OF DOLLARS

                                                                                    TWELVE MONTHS ENDED DECEMBER 31,
                                                                              --------------------------------------------
                                                                                2001              2000              1999
EARNINGS:

       Net income (loss)                                                         228               226               223
       Add:  Total federal income taxes (benefit)                                119               120               106
       Fixed charges (see detail below)                                          280               270               286
       Preferred dividends of subsidiaries                                         0                 0                 0
                                                                              -------            -------           -------
       Total earnings                                                            627               616               615
                                                                              =======            =======           =======

FIXED CHARGES:

       Interest expense                                                          274               264               281
       Rentals representative of the interest factor                               6                 6                 5
       Distributions on preferred trust securities of subsidiaries                 0                 0                 0
                                                                              -------            -------           -------
       Fixed charges deducted from earnings                                      280               270               286
       Preferred dividends of subsidiaries (pretax)                                0                 0                 0
                                                                              -------            -------           -------
       Total fixed charges                                                       280               270               286

       Preferred dividends of registrant (pretax)                                  0                 0                 0
                                                                              -------            -------           -------
       Fixed charges and preferred dividends                                     280               270               286
                                                                              =======            =======           =======
       RATIO OF EARNINGS TO FIXED CHARGES                                       2.24              2.28              2.15
                                                                              =======            =======           =======
       RATIO OF EARNINGS TO COMBINED FIXED
         CHARGES AND PREFERRED DIVIDENDS                                        2.24              2.28              2.15
                                                                              =======            =======           =======

ONCOR ELECTRIC DELIVERY COMPANY
RATIO OF EARNINGS TO FIXED CHARGES
MILLIONS OF DOLLARS

                                                                                      THREE MONTHS ENDED MARCH 31,
                                                                                     ------------------------------
                                                                                      2002                  2001
EARNINGS:
       Net income (loss)                                                                71                    24
       Add:  Total federal income taxes (benefit)                                       35                    10
             Fixed charges (see detail below)                                           63                    74
             Preferred dividends of subsidiaries                                         0                     0
                                                                                     -------               -------
                Total earnings                                                         169                   108
                                                                                     =======               =======
FIXED CHARGES:

       Interest expense                                                                 62                    73
       Rentals representative of the interest factor                                     1                     1
       Distributions on preferred trust securities of subsidiaries                       0                     0
                                                                                     -------               -------
       Fixed charges deducted from earnings                                             63                    74
       Preferred dividends of subsidiaries (pretax)                                      0                     0
                                                                                     -------               -------
                Total fixed charges                                                     63                    74

       Preferred dividends of registrant (pretax)                                        0                     0
                                                                                     -------               -------
             Fixed charges and preferred dividends                                      63                    74
                                                                                     =======               =======

       RATIO OF EARNINGS TO FIXED CHARGES                                             2.68                  1.46
                                                                                     =======               =======
       RATIO OF EARNINGS TO COMBINED FIXED
         CHARGES AND PREFERRED DIVIDENDS                                              2.68                  1.46
                                                                                     =======               =======

ONCOR ELECTRIC DELIVERY COMPANY
RATIO OF EARNINGS TO FIXED CHARGES
MILLIONS OF DOLLARS

                                                                    THREE MONTHS ENDED JUNE 30,         SIX MONTHS ENDED JUNE 30,
                                                                   ----------------------------       ----------------------------
                                                                       2002             2001             2002              2001
EARNINGS:
      Net income (loss)                                                 65               40              136                64
      Add:   Total federal income taxes (benefit)                       33               19               68                29
      Fixed charges (see detail below)                                  66               72              129               146
      Preferred dividends of subsidiaries                                0                0                0                 0
                                                                    --------          --------         --------          --------
                Total earnings                                         164              131              333               239
                                                                    ========          ========         ========          ========
FIXED CHARGES:

      Interest expense                                                  65               70              127               143
      Rentals representative of the interest factor                      1                2                2                 3
      Distributions on preferred trust securities of subsidiaries        0                0                0                 0
                                                                    --------          --------         --------          --------
      Fixed charges deducted from earnings                              66               72              129               146
      Preferred dividends of subsidiaries (pretax)                       0                0                0                 0
                                                                    --------          --------         --------          --------
                Total fixed charges                                     66               72              129               146

      Preferred dividends of registrant (pretax)                         0                0                0                 0
                                                                    --------          --------         --------          --------
      Fixed charges and preferred dividends                             66               72              129               146
                                                                    ========          ========         ========          ========
      RATIO OF EARNINGS TO FIXED CHARGES                              2.48             1.82             2.58              1.64
                                                                    ========          ========         ========          ========
      RATIO OF EARNINGS TO COMBINED FIXED
        CHARGES AND PREFERRED DIVIDENDS                               2.48             1.82             2.58              1.64
                                                                    ========          ========         ========          ========